Consulting Agreement

This Consulting Agreement (the "Agreement") is made on this June 30, 2020 and states the terms and conditions that govern the contractual agreement between ARNE GREAVES (the "Consultant"), and NEW AFRICA PETROLEUM, CORP. (the "Client") who agrees to be bound by this Agreement.

WHEREAS the Consultant offers services which include knowledge of acquisition, drilling and production of oil and gas properties required by New Africa Petroleum, Corp.

WHEREAS the Client is in need of assistance in the area of acquisition, drilling and production of oil and gas properties, according to the terms and conditions herein.

NOW, THEREFORE, In consideration of the mutual covenants and promises made by the parties hereto, the Consultant and the Client covenant and agree as follows:

1. Term

This Agreement shall begin on June 30, 2020 and continue for 24 months.

2. Consulting Services

The Consultant agrees that it shall provide its expertise to the Client for all things pertaining to business support area (the "Consulting Services"). The Consulting Services to be provided herein includes, but not limited to: supervision of all areas of the Client’s engineering projects, including drilling and completions; identification of oil and gas opportunities in the Mississippi and West and South Texas areas and supervision of preparation of reservoir and production reports and schedules, including project financials, Capex planning, review of oil and  gas leases and other such technical information for Investor Relations.

3. Compensation

In consideration for the Consulting Services, the Consultant shall be paid $1,000.00 per month. This Agreement will be reviewed on December 1, 2020 with a view to determining consummate cash compensation and common stock compensation herein, subject to the sole discretion of the Company.

4  Non Exclusivity

Consultant is completely free to and may engage in other business activities, including providing the  consulting services to other persons and entities during and after the term of this Agreement.

5. No Modification Unless in Writing

No modification of this Agreement shall be valid unless in writing and agreed upon by both Parties.

6. Applicable Law

This Consulting Agreement and the interpretation of its terms shall be governed by and construed in accordance with the laws of the State of New Jersey.

WHEREFORE the parties have executed this Agreement as of the date first written above.

/s/ Arne Greaves

Arnie Greaves (the "Consultant")

/s/ Franklin Ogele

New Africa Petroleum, Corp (the "Client")